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                                                                     Exhibit 99v



Date:
     --------------------

Zenith Electronics Corporation

Ladies and Gentlemen:

Permission is hereby given for the public disclosure, as part of Zenith's disclosures to the Securities and Exchange Commission, of the contents of the appraisal performed by Greenwich Industrial Services, LLC concerning Zenith's assets located in Reynosa, Mexico, which appraisal is dated May 14, 1998.

GREENWICH INDUSTRIAL SERVICES, LLC


By:  /s/ Michael J. DiProspero
   -----------------------------
   Name: Michael DiProspero
   Its:   Vice President